UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2012

SPIRE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12742	04-2457335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Patriots Park, Bedford, Massachusetts	01730-2396
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 275-6000

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)    On May 17, 2012, Spire Corporation (the “Company”) held a Special Meeting in Lieu of Annual Meeting of Stockholders.  At the close of business on March 26, 2012, the voting record date, there were 8,562,633 shares of Company common stock outstanding and entitled to vote. At the meeting, 7,356,874, or 85.92%, of the outstanding shares of common stock entitled to vote were represented by proxy or in person.

(b)    At the meeting, stockholders voted on the following:

(i)    Proposal Number 1

The number of directors was fixed at seven.  Udo Henseler, David R. Lipinski, Mark C. Little, Roger G. Little, Michael J. Magliochetti, Guy L. Mayer and Roger W. Redmond were elected to the Board of Directors to hold office until the 2013 annual meeting of stockholders. The results for Proposal Number 1 were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Udo Henseler	4,982,778	87,613	—	2,286,483
David R. Lipinski	4,978,633	91,758	—	2,286,483
Mark C. Little	4,474,830	595,561	—	2,286,483
Roger G. Little	3,879,342	1,191,049	—	2,286,483
Michael J. Magliochetti	4,982,678	87,713	—	2,286,483
Guy L. Mayer	4,982,278	88,113	—	2,286,483
Roger W. Redmond	4,982,678	87,713	—	2,286,483

(ii)    Proposal Number 2

Stockholders ratified the selection of McGladrey LLP to act as the Company's independent registered public accountants for the fiscal year ending December 31, 2012. The results for Proposal Number 2 were as follows:

For	Against	Abstained	Broker Non-Votes
7,212,538	84,163	60,173	—

(iii)    Proposal Number 3

Stockholders voted to approve an amendment to the Company's 2007 Stock Equity Plan to (i) increase the number of shares that may be offered thereunder from 1,000,000 to 1,750,000, (ii) increase the maximum number of those shares that may be subject to the granting of awards other than stock options and stock appreciation rights from 500,000 to 1,000,000 and (iii) increase the maximum number of shares that may be granted to any one participant during any fiscal year, pursuant to awards other than stock options and stock appreciation rights, from 200,000 to 500,000. The results for Proposal Number 3 were as follows:

For	Against	Abstained	Broker Non-Votes
3,715,832	1,343,253	11,306	2,286,483

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE CORPORATION

Date: May 22, 2012	By:	/s/ Robert S. Lieberman
Robert S. Lieberman
Chief Financial Officer and Treasurer

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